UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2025

IGC PHARMA, INC.

(Exact name of registrant as specified in charter)

Maryland	001-32830	20-2760393
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10224 Falls Road, Potomac, Maryland 20854

(Address of principal executive offices) (Zip Code)

(301) 983-0998

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.0001 par value	IGC	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐.

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On October 10, 2025, IGC Pharma, Inc. (the “Company”) held its 2025 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting the Company’s stockholders (i) elected Mr. Ram Mukunda and Mr. James Moran to the Company’s board of directors to serve as Class C directors until the 2028 annual meeting of Stockholders; (ii) ratified the appointment of Manohar Chowdhry & Associates as the Company’s independent registered public accounting firm for the 2026 fiscal year; (iii) approved the grant of 5,000,000 shares of common stock to be granted from time to time to the Company’s current and new employees, advisors, directors, and consultants by the board of directors, pursuant to certain metrics including performance, vesting, and incentive as set by the board of directors and or the CEO; and (iv) to effect an amendment to our Amended and Restated Articles of Incorporation to increase the authorized number of shares of our common stock from 150,000,000 shares to 600,000,000 shares of common stock;

The total number of shares of the Company’s common stock voted in person or by proxy at the Annual Meeting was 53,776,307 shares, representing approximately 59.22% of the 90,809,112 shares outstanding and entitled to vote at the Annual Meeting. We received a total of 18,341,638 broker non-votes. The director nominees were elected, and each matter submitted to a vote of the Company’s stockholders at the Annual Meeting was approved by the requisite vote. The final voting results for each proposal that passed are set forth below.

1.	Election of Directors.

Nominee	For	Abstain	Broker Non-votes
Ram Mukunda	34,134,477	1,300,192	18,341,638
James Moran	34,917,233	517,436	18,341,638

2.	Proposal to ratify the appointment of Manohar Chowdhry & Associates as the Company’s independent registered public accounting firm for the 2026 fiscal year.

For	Against	Abstain
53,213,920	236,934	325,453

3.	Approval of the grant of 5,000,000 shares of common stock to be granted from time to time to the Company’s current and new employees, advisors, directors, and consultants by the board of directors, pursuant to certain metrics, including performance, vesting, and incentive as set by the board of directors and or the CEO.

For	Against	Abstain	Broker Non-votes
32,259,971	3,102,646	72,052	18,341,638

4.	To effect an amendment to our Amended and Restated Articles of Incorporation to increase the authorized number of shares of our common stock from 150,000,000 shares to 600,000,000 shares of common stock.

For	Against	Abstain	Broker Non-votes
49,124,318	4,556,260	95,729	18,341,638

5.	The proposal to adjourn the meeting to a later date was not necessary or appropriate because there were sufficient votes to approve the other proposals.

Pursuant to the results of the non-binding advisory vote to approve the frequency of stockholder votes on executive compensation, the Board of Directors of the Company has determined that the Company shall hold a stockholder vote on executive compensation every three years.

Item 8.01. Other Events.

On October 10, 2025, IGC Pharma, Inc. held the Annual Meeting, as previously scheduled. All the proposals passed.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	IGC Pharma Announces Results of 2025 Annual Meeting of Stockholders
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IGC PHARMA, INC.

Dated: October 10, 2025	By:	/s/ Claudia Grimaldi
		Name:	Claudia Grimaldi
		Title:	Principal Financial Officer and Vice President

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